Exhibit 99.1
ARCH CAPITAL GROUP LTD.
ANNOUNCES RESIGNATION OF KEWSONG LEE FROM THE BOARD OF DIRECTORS

HAMILTON, BERMUDA, November 3, 2017 – Arch Capital Group Ltd. [NASDAQ: ACGL] today announced that Kewsong Lee has resigned from its Board of Directors because of the expansion of his duties at Carlyle Group LP following his recent promotion to co-CEO effective January 1, 2018.
Constantine (Dinos) Iordanou, Chairman and CEO of ACGL, commented, “We thank Kewsong for his outstanding service to the Company. He has been a director since our initial capital raise in 2001, and our Lead Director since 2009. We appreciate Kew’s insight and leadership and will miss his counsel. We wish him all the best as he pursues his new role with Carlyle.”
Mr. Lee commented, “Arch is a terrific company and has performed well because of its outstanding management leadership and Board. Dinos has done an amazing job driving Arch, and over the past 16 years, I’m grateful for the opportunity to have worked with him, his extremely talented team, and my fellow directors on the Board. Arch has tremendous depth throughout the organization and is well-positioned as the emerging senior leadership team continues to drive Arch’s growth and success.”
Arch Capital Group Ltd., a Bermuda-based company with approximately $11.04 billion in capital at September 30, 2017, provides insurance, reinsurance and mortgage insurance on a worldwide basis through its wholly owned subsidiaries.
Cautionary Note Regarding Forward-Looking Statements
The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements. This release or any other written or oral statements made by or on behalf of Arch Capital Group Ltd. and its subsidiaries may include forward-looking statements, which reflect our current views with respect to future events and financial performance. All statements other than statements of historical fact included in or incorporated by reference in this release are forward-looking statements.
Forward-looking statements can generally be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe” or “continue” or their negative or variations or similar terminology. Forward-looking statements involve our current assessment of risks and uncertainties. Actual events and results may differ materially from those expressed or implied in these statements. A non-exclusive list of the important factors that could cause actual results to differ materially from those in such forward-looking statements includes the following: adverse general economic and market conditions; increased competition; pricing and policy term trends; fluctuations in the actions of rating agencies and our ability to maintain and improve our ratings; investment performance; the loss of key personnel; the adequacy of our loss reserves, severity and/or frequency of losses, greater than expected loss ratios and adverse development on claim and/or claim expense liabilities; greater frequency or severity of unpredictable natural and man-made catastrophic events; the impact of acts of terrorism and acts of war; changes in regulations and/or tax laws in the United States or elsewhere; our ability to successfully integrate, establish and maintain operating procedures as well as integrate the businesses we have acquired or may acquire into the existing operations; changes in accounting principles or policies; material differences between actual and expected assessments for guaranty funds and mandatory pooling arrangements; availability and cost to us of reinsurance to manage our gross and net exposures; the failure of others to meet their obligations to us; and other factors identified in our filings with the U.S. Securities and Exchange Commission.
The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with other cautionary statements that are included herein or elsewhere. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.
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Contact:    Arch Capital Group Ltd.
Mark D. Lyons
(441) 278-9250